Exhibit 99.1

ProPetro Appoints Mary Ricciardello to Board of Directors

MIDLAND, Texas – January 23, 2023 – ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced that it has appointed Mary P. Ricciardello to its Board of Directors (the “Board”), effective January 20, 2023. Ms. Ricciardello is a seasoned financial executive with over thirty years of experience serving on boards, and as an executive in finance and accounting roles, in the energy industry.

Phillip Gobe, Chairman of the ProPetro Board, said, “We are pleased to welcome Mary to the ProPetro Board and look forward to benefitting from her deep industry knowledge as we create a stronger, more resilient, and diversified company. Mary’s appointment demonstrates our ongoing commitment to maintaining a highly diverse and qualified Board. We are confident her significant public company board experience and track record of overseeing disciplined, accretive growth will be a valuable addition to our Board and are excited to work with her to advance our strategic goals to create value for shareholders.”

“I am honored to join ProPetro’s Board at such an exciting time for the Company,” said Ms. Ricciardello. “I have followed ProPetro’s evolution and admire the Company’s commitment to its people, the community and environment in which they work, and its shareholders. I look forward to working with my fellow Board members to help drive the Company’s continued success.”

Sam Sledge, CEO, said, “We are delighted to welcome Mary to ProPetro and look forward to benefiting from her deep experience in the energy sector and public company boards. Given her experience and qualifications, Mary will also serve on our Nominating and Corporate Governance and Audit Committees. Her diverse experience will be a great addition to an already impressive collection of board members.”

About Mary P. Ricciardello

Ms. Ricciardello has extensive public company board experience and currently serves as a director, Audit Committee member, and Corporate Governance & Nominating Committee member at Eagle Materials Inc. Ms. Ricciardello previously served as a director at Devon Energy, Noble Corporation, Enlink Midstream, Midstates Petroleum, and U.S. Concrete. Ms. Ricciardello enjoyed a distinguished, two-decade career at Reliant Energy, where she served in key roles including Senior Vice President and Chief Accounting Officer. She earned a Bachelor of Arts degree from the University of South Dakota and an MBA from the University of Houston. She is also a Texas licensed CPA.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing completions services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer

Chief Financial Officer

david.schorlemer@propetroservices.com

432-227-0864

Matt Augustine

Senior Manager - Corporate Development & Investor Relations

matt.augustine@propetroservices.com

432-848-0871